UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

On August 25, 2014, Pacira Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to Commercial Outsourcing Services Agreement (the “Second Amendment”) with Integrated Commercialization Solutions, Inc. (“ICS”), which amends the Commercial Outsourcing Services Agreement originally entered into with ICS on August 25, 2011 (as amended, the “Agreement”).  The Second Amendment extends the term of the Agreement to August 25, 2017 and updates certain pricing terms. The Agreement is otherwise unchanged.  Pursuant to the terms of the Agreement, ICS serves as the Company’s exclusive third party logistics provider to support the commercialization of EXPAREL® in the United States.  The logistics services provided to the Company by ICS include, among other things, customer service support, warehousing and distribution services, contract administration and chargeback processing services, accounts receivable management and cash application services, financial management and information technology services.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the terms of the Second Amendment.  The Company will file a copy of the Second Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: August 27, 2014	By:	/s/ James Scibetta
James Scibetta
Senior Vice President and Chief Financial Officer